Exhibit 99.1

News Release

Investor Contact:

Taylor Hudson

+1 603.430.5397

thudson@spragueenergy.com

Sprague Resources LP Declares Increased Cash Distribution for the Fourth Quarter of 2014

Portsmouth, NH (January 28, 2015) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) announced today that the Board of Directors of its general partner, Sprague Resources GP LLC, has declared a cash distribution of $0.4575 per unit for the quarter ended December 31, 2014, representing a 3.4% increase over the distribution declared for the quarter ended September 30, 2014. The distribution will be paid on February 13, 2015 to unitholders of record as of the close of business February 9, 2015.

“I am pleased to announce Sprague’s third consecutive distribution increase,” said David Glendon, President and Chief Executive Officer. “Our strong financial performance in 2014 has resulted in 10.9% year-over-year distribution growth, which is above our previously issued guidance.”

About Sprague Resources LP

Sprague Resources LP is engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. The company also provides storage and handling services for a broad range of materials. More information concerning Sprague can be found at www.spragueenergy.com.

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This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Sprague’s prospectus and SEC filings. Sprague undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Sprague’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sprague’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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